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NOVELL, INC.

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This filing relates to a proposed merger between Novell, Inc. (“Novell”) and Attachmate Corporation (“Attachmate”) pursuant to the terms of an Agreement and Plan of Merger, dated as of November 21, 2010 (the “Merger Agreement”), by and among Novell, Attachmate and Longview Software Acquisition Corp. The Merger Agreement is on file with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K/A filed by Novell on November 22, 2010, and is incorporated by reference into this filing.

This filing consists of a list of frequently asked questions and their respective answers and is intended for use by Novell employees in conversations with current and prospective Novell customers and partners. This filing also consists of a list of frequently asked questions and their respective answers prepared by Attachmate and may also be used by Novell employees, beginning on January 3, 2011, in conversations with current and prospective Novell customers and partners. Both lists were posted on internal Novell employee websites on January 3, 2011.

[Novell Letterhead]

Frequently Asked Questions About the Novell-Attachmate Transaction

1. General

1.1

Q: Why is this transaction a good thing for Novell customers?

A: There are a variety of potential benefits that could come from the combination of Attachmate and Novell. Based on information provided by Attachmate, the combined historic revenues of Attachmate and Novell for their last respective fiscal years exceed $1 billion. We believe the new, combined organization would be positioned to deliver a broad suite of solutions to customers and offer account executives more products and solutions to help customers. Also, based on information from Attachmate, there is very little overlap between our two product portfolios, and many areas where we complement each other. Finally, possible sales & marketing cost savings as well as other potential cost savings from operating as a private company could result in the new organization having more dollars to invest back into the business to further address customers’ needs and requirements.

1.2

Q: Why is this transaction a good thing for Novell partners?

A: We believe the scale of a combined Novell-Attachmate company could enable partners to offer a broader range of products and solutions to their customers. Attachmate has told us that they deploy a similar channel model as Novell, but indicated that their channel model lacks some of the systems that Novell has in place, like PartnerNet and deal registration. In addition, partners of the new company could be positioned to realize the same potential benefits that accrue to customers.

1.3

Q: Why did Attachmate decide to buy Novell?

A: According to Jeff Hawn, CEO of Attachmate, the decision to purchase Novell was based on a number of reasons, including synergies in our respective customer bases, great strategic alliances, a deep partner channel, innovative and quality products, strong employees, a good cultural fit with the existing Attachmate employee base, and good brand recognition of both Novell and SUSE.

1.4

Q: Why did the Board decide to sell Novell and all of its right, title and interest in 882 issued patents and patent applications, instead of considering the other alternatives mentioned in the March 20, 2010 press release responding to Elliott Associates’ proposal?

A: After a thorough review of a broad range of alternatives to enhance stockholder value, Novell’s Board of Directors concluded that the combination of the merger with Attachmate Corporation and the sale of all of its right, title and interest in 882 issued patents and patent applications to CPTN Holdings LLC was the best available alternative. Novell’s Board and management team also believes that the transaction with Attachmate Corporation will deliver important benefits to Novell’s customers, partners and employees by providing significant opportunities for building on Novell’s history of innovation and market leadership.

2. Go-to-Market

2.1

Q: What does entering into this transaction mean for the Novell-VMware relationship?

A: At this time, we do not anticipate that entering into this transaction will change Novell’s relationship with VMware. Novell senior leadership has been in active discussions with VMware senior leadership. The team at VMware remains very excited about the partnership signed earlier this year, which enables customers who purchase a VMware vSphere™ license and subscription to also receive a subscription for patches and updates to SUSE Linux Enterprise Server for VMware® at no additional cost.

2.2

Q: What does entering into this transaction mean for the Novell-Microsoft relationship?

A: At this time, we do not anticipate that entering into this transaction will change Novell’s relationship with Microsoft. We expect the relationship to carry on as is, so that Novell and Microsoft can continue to deliver industry-leading interoperability between Microsoft Windows and SUSE Linux Enterprise.

2.3

Q: How does entering into this transaction impact Novell’s alliance relationships in general?

A: At this time, we do not anticipate that entering into this transaction will change Novell’s relationships with our valued alliance partners. Novell created our alliances team to make us more relevant within the IT ecosystem through differentiated technology and distribution relationships. Our goal was to make our products more attractive to customers and improve the way that we reach those customers.

3. Products and Technology

3.1

Q: What is the future of Intelligent Workload Management and WorkloadIQ?

A: Intelligent Workload Management (IWM) is a market in which Novell competes along with many other software vendors. Independent analysts like IDC and Quicirca have published their own evaluations of Intelligent Workload Management that can be downloaded from their websites. WorkloadIQ is Novell’s differentiated approach to the IWM market, based on our unique technology assets. As part of the integration planning efforts, Novell and Attachmate will jointly evaluate WorkloadIQ and IWM.

3.2

Q: What is Novell’s/Attachmate’s commitment to Novell’s product roadmaps?

A: According to a recent letter from Attachmate Chairman Jeff Hawn, “Attachmate will support the existing roadmaps and release schedules for products across the Novell and SUSE portfolios.”

3.3

Q: What products will go with the SUSE brand?

A: While Attachmate has announced the intent to organize Novell into two business units, Novell and SUSE; additional details are not yet available. The planning for how to organize products with brands and business units is expected to take place during the integration planning period.

3.4

Q: What products will go with the Novell brand?

A: While Attachmate has announced the intent to organize Novell into two business units, Novell and SUSE; additional details are not yet available. The planning for how to organize products with brands and business units is expected to take place during the integration planning period.

3.5

Q: Will Attachmate combine Novell’s identity & security products into the NetIQ product line?

A: While we cannot yet comment on any potential integration between Attachmate’s NetIQ portfolio and Novell’s ISM portfolio, as we move through the corporate integration process, opportunities for synergy will be explored. The planning for how to organize products with brands and business units is expected to take place during the integration planning period.

3.6

Q: How will the acquisition strengthen Novell’s position in identity & security?

A: There is very little overlap between the NetIQ product line and Novell’s identity and security product line; in fact, many of our technologies are complementary. With our combined portfolio, we currently expect to be able to offer an even broader range of identity, compliance and security solutions for our joint customers.

3.7

Q: Will Attachmate combine Novell’s data center management products into the NetIQ product line?

A: While we cannot yet comment on any potential integration between Attachmate’s NetIQ portfolio and Novell’s data center management portfolio, as we move through the corporate integration process, opportunities for synergy will be explored. The planning for how to organize products with brands and business units is expected to take place during the integration planning period.

3.8

Q: How will the acquisition strengthen Novell’s position in data center management?

A: NetIQ and Novell have complementary product lines for data center management. With our combined portfolio,

we currently expect to be able to offer an even broader range of data center management solutions for our joint customers.

3.9

Q: Will any Novell products be “end-of-lifed?”

A: There are no immediate plans to end-of-life any products. Over the coming weeks we’ll evaluate with Attachmate our joint product portfolios and, once the integration planning is complete, communicate directly with our customers.

If customers ask for additional information, point them towards the Open Letter to Novell Customers where the following statement was made regarding Attachmate’s philosophy on managing a product lifecycle:

“It is also important for our existing and future customers to know that we have a proven history of supporting our solutions throughout their product lifecycles. Our philosophy is to create options for customers to move forward, not force them to abandon products that have become critical to their operation and success. We will continue to invest in both the innovation of next-generation products and the nurturing of more mature and widely adopted solutions. We understand that our customers’ success depends on having the flexibility to evolve and adopt new technologies at their own pace and cadence. We intend to support that need.”

3.10

Q: What will happen to the ZENworks, PlateSpin, Sentinel, and GroupWise brand names?

A: The future of these brand names is an issue that we currently expect to be resolved during the integration planning period.

3.11

Q: When do you anticipate having a joint product roadmap that you can share with customers?

A: Until the merger closes, Novell and Attachmate must operate as completely separate companies. That means no decisions can be taken regarding Novell’s product portfolio until after the merger is complete, which is currently estimated to close in calendar Q1 2011. After the merger closes, the two product teams will collaborate to deliver a joint product roadmap where it makes sense.

3.12

Q: You’ve announced a commitment to openSUSE. What about the other open source products in which Novell participates – Mono (including Moonlight) and LibreOffice?

A: Attachmate has indicated a commitment to openSUSE, specifically in a communication from Jeff Hawn, their president and CEO. openSUSE and the openSUSE community are critical components of the SUSE business. No decisions have been made regarding any specific projects or sponsorships. Much more integration work needs to happen before discussions of changing the status of individual projects can occur. But we can say that the new SUSE business unit will stay committed to participating in the projects and initiatives that are most important to the SUSE business and its customers.

3.13

Q: Will Novell continue products that are currently in beta, specifically Novell Vibe?

A: During the integration planning period, Novell and Attachmate will jointly review these products and discuss their future as part of the merged company.

3.14

Q: The following products are currently expected to ship Q1 2011: SUSE Manager, IDM4 standard edition, Privileged User Manager 2.3, Novell Vibe OnPrem 3. Does Novell still plan to ship these products in Q1?

A: Novell plans to ship all four products in Q1 as planned.

4. Intellectual Property

4.1

Q: Who are the members of CPTN Holdings?

A: CPTN is a Delaware limited liability company and consortium of technology companies organized by Microsoft, including, in addition to Microsoft, Apple, Inc., EMC Corporation and Oracle America, Inc.

4.2

Q: What patents will be transferred to CPTN Holdings?

A: The patents and patent applications to be sold pursuant to the Patent Purchase Agreement relate to enterprise-level computer systems management software, enterprise-level file management and collaboration software, in addition to patents relevant to our identity and security management business.

4.3

Q: Were the UNIX copyrights transferred to CPTN Holdings?

A: No. As noted in the statement from John Dragoon, Novell will continue to own Novell’s UNIX copyrights following completion of the merger as a subsidiary of Attachmate.

4.4

Q: Will the IP indemnification that Novell offers to SUSE customers be impacted in any way by the patent sale to CPTN Holdings?

A: There will be no impact to the IP indemnification offered by Novell.

4.5

Q: I am a member of Open Invention Network (OIN). Does that mean I am protected in the event that any patents relevant to Linux have been sold to CPTN Holdings?

A: Open Invention Network® is an intellectual property company that was formed to promote Linux by using patents to create a collaborative environment. Novell is a founding member. For more information about the rights and privileges of OIN members and licensees, please see http://www.openinventionnetwork.com/about.php.

4.6

Q: I am a Novell customer. How does the patent sale to CPTN Holdings impact me?

A: The sale of issued patents and patent applications will not impact customers. Customers will continue to be authorized to use Novell products under these patents and patent applications.

5. Corporate

5.1

Q: Do you plan to continue BrainShare? Do you plan to hold it in both Salt Lake City and EMEA? If yes, when will these events take place?

A: The future of BrainShare is a topic that will be discussed early in the integration planning period. We hope to communicate the plans, locations and dates for BrainShare in both US and EMEA in January 2011.

5.2

Q: In most acquisitions like this, senior leadership, including the CEO, leave the company. Is this the case with Novell?

A: At this point in time, no decisions have been made regarding Novell’s executive leadership team. We currently expect that the future of Novell’s executive leadership team will be resolved during the integration planning period.

5.3

Q: Who is Longview Software Acquisition Corp. and what is their relationship to Attachmate?

A: Longview Software Acquisition Corp. is a legal entity created by Attachmate for the sole purpose of securing Attachmate’s debt financing and acquiring Novell. Longview Software Acquisition Corp. is wholly owned by Attachmate.

5.4

Q: Who is Attachmate?

A: Attachmate Corporation is ultimately owned by an investment group led by Francisco Partners, Golden Gate Capital and Thoma Bravo. After the transaction closes, the company intends to operate both the Novell and SUSE brands as two individual business units alongside Attachmate and NetIQ.

Attachmate delivers advanced software for terminal emulation, legacy modernization, managed file transfer and enterprise fraud management. With Attachmate technologies, more than 65,000 businesses worldwide are putting their IT assets to work in new and meaningful ways. Attachmate’s headquarters are in Seattle, Washington.

NetIQ is an enterprise software company with relentless focus on customer success. NetIQ’s portfolio for managing Security & Compliance, Identity & Access, and Performance & Availability helps organizations cost-effectively tackle information protection challenges such as PCI DSS, HIPAA, SOX and NERC CIP and manage the complexity of dynamic, highly-distributed application environments. NetIQ’s headquarters are in Houston, Texas.

5.5

Q: Will Novell remain as a standalone business, or will it be integrated into Attachmate and/or NetIQ?

A: After closing of the transaction, Attachmate Corporation and its investors intend to operate Novell and SUSE brands as two individual business units that will stand alongside Attachmate and NetIQ. Attachmate Corporation’s business units are formed in order to best serve its customers. That means all aspects of the BU—products, solutions, sales, distribution, and brand – are aimed at meeting the needs of the customer in the most effective and efficient manner possible. This typically means dedicated product development and management, as well as sales and marketing. Operational and administrative functions are typically shared across the BUs.

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Novell and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require Novell to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from Novell’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger or the patent sale on Novell’s business relationships (including, without limitation, partners and customers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger and the patent sale, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Additional risk factors that may affect future results are contained in Novell’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Novell. Novell expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the merger, Novell filed a preliminary proxy statement regarding the merger with the SEC on December 14, 2010 and an amendment to the preliminary proxy statement with the SEC on December 27, 2010, and intends to file a definitive proxy statement regarding the merger and other relevant documents with the SEC in the future. Investors and security holders of Novell are urged to read these documents, including the definitive proxy statement, if and when they become available, as well as any amendments or supplements to those documents, because they contain or will contain important information about Novell, the merger and the other parties to the merger. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations portion of Novell’s website at http://www.novell.com/company/ir/. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the merger. Information regarding Novell’s directors and executive officers is contained in Novell’s proxy statement for its 2010 Annual Meeting of Stockholders, dated February 26, 2010, and subsequent filings which Novell has made with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2010. Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the preliminary proxy statement, the amendment to the preliminary proxy statement and the definitive proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.

[Attachmate Letterhead]

December 28, 2010

FREQUENTLY ASKED QUESTIONS ABOUT THE NOVELL-ATTACHMATE TRANSACTION

1.1

Q: What will Attachmate’s approach to Novell channel programs be in 2011?

A: Attachmate makes a commitment to their customers to be “easy to do business with”. After closing, Attachmate intends to support and foster those partners as well as support and grow the strategic alliances that are critical to Novell’s current go to market strategy, particularly in situations or geographies where Novell customers are dependent on a partner or partner network to deliver sales, services and support.

1.2

Q: What impact will the merger have on Novell’s distributor agreements? Does Attachmate use distributors and resellers?

A: Attachmate business units use distributors and resellers in markets around the world. After closing, Attachmate intends to honor existing agreements with Novell distributors and resellers.

1.3

Q: You have said that all existing customer contracts will be honored by Attachmate. Are there any exceptions?

A: After closing, Attachmate intends to honor existing customer contracts. There are no known exceptions.

1.4

Q: How will Attachmate treat legacy technologies such as NetWare and new products like OES post-merger? Is Attachmate committed to OES?

A: Attachmate is committed to OES, maximizing the opportunity to retain the NetWare install base and growing the OES business. As stated in the Open Letter to Novell customers, Attachmate will, after closing, support the existing roadmaps and release schedules for products across the Novell and SUSE portfolios. Attachmate also states in the Open Letter:

“It is also important for our existing and future customers to know that we have a proven history of supporting our solutions throughout their product lifecycles. Our philosophy is to create options for customers to move forward, not force them to abandon products that have become critical to their operation and success. We will continue to invest in both the innovation of next-generation products and the nurturing of more mature and widely adopted solutions. We understand that our customers’ success depends on having the flexibility to evolve and adopt new technologies at their own pace and cadence. We intend to support that need.”

1.5

Q: Will Attachmate continue to invest in R&D for Novell products?

A: Yes, after closing, Attachmate plans to continue to invest in R&D for Novell products.

1.6

Q: Does Attachmate plan to spin off SUSE and sell it another party?

A: There are no current plans to spin off SUSE and sell it to another party.

1.7

Q: What are the advantages of being a private company instead of a public company?

A: As a private company, there are fewer statutory, administrative and public market-driven requirements related to the reporting of quarterly and annual financial results. This fact removes the burden and the significant management time and focus on the preparation and public reporting of quarterly results. As soon as a quarter ends, a private company is immediately focused on its customers and on operating the business. The company is not forced to spend the majority of the first month of a quarter internally focused on preparing to release its quarterly results to public shareholders.

While private companies still set and manage toward quarterly and annual financial goals, a private company is able to establish and execute against a business strategy based on the goals and objects set by our leadership, our owners and our board of directors; these goals are not driven by the vagaries of “the street”. A private company is not burdened with having to maintain or “manage” to a stock price.

1.8

Q: Will the patent sale to CPTN impact or limit Novell’s/Attachmate’s independence or future ability to innovate on future products?

A: No, it will not limit our independence or our ability to innovate on future products. Novell/Attachmate has retained all intellectual property rights necessary to leverage existing technologies and develop and distribute new technologies.

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require Novell to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from Novell’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger or the patent sale on Novell’s business relationships (including, without limitation, partners and customers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger and the patent sale, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Additional risk factors that may affect future results are contained in Novell’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected. Novell expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the merger, Novell filed a preliminary proxy statement regarding the merger with the SEC on December 14, 2010 and an amendment to the preliminary proxy statement with the SEC on December 27, 2010, and intends to file a definitive proxy statement regarding the merger and other relevant documents with the SEC in the future. Investors and security holders of Novell are urged to read these documents, including the definitive proxy statement, if and when they become available, as well as any amendments or supplements to those documents, because they contain or will contain important information about Novell, the merger and the other parties to the merger. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations portion of Novell’s website at http://www.novell.com/company/ir/. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the merger. Information regarding Novell’s directors and executive officers is contained in Novell’s proxy statement for its 2010 Annual Meeting of Stockholders, dated February 26, 2010, and subsequent filings which Novell has made with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2010. Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the preliminary proxy statement, the amendment to the preliminary proxy statement and the definitive proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.